Exhibit 21.1

HCP, Inc.

SUBSIDIARIES

Line of business: Acquiring, developing, leasing, disposing and managing of healthcare real estate.

Wholly Owned Subsidiaries Unless Otherwise Noted	Number of Omitted Subsidiaries	Organized Under Laws of
HCP Atrium MOB LLC (95.30%)	—	Delaware
HCP DR California, LLC	—	Delaware
HCP CTE, L.P. (99.9%)	—	Delaware
HCP Pleasant, LLC	—	Delaware
HCP DR California II, LLC (83.9%)	—	Delaware
HCP Chino Hills, L.P. (99.9%)	—	Delaware
HCP DR MCD, LLC (70.25%)	—	Delaware
HCP MCD TRS, LLC	—	Delaware
HCP EGP, Inc.	—	Delaware
HCP ETE, L.P. (99.9%)	—	Delaware
HCP Life Science REIT, Inc. (99.99%)	39	Maryland
HCP/LFREP Carmichael Owner, LLC (99%)	—	Delaware
Denton Mayhill Road Investors, L.P. (49.75%)	—	Texas
HCP Life Science TRS, LLC	2	Delaware
FSP-Deer Park, LLC (85%)	—	Delaware
HCP Louisville, Inc.	3	Delaware
Old Henry Healthcare I, LLC (90%)	—	Kentucky
HCP 2010 REIT LLC (99.99%)	3	Delaware
HCP 2010, LP	25	Delaware
HCP/LS 2011 REIT LLC (99.99%)	—	Delaware
HCPI/Colorado Springs Limited Partnership (97%)	—	Delaware
HCP/LFREP Ventures I, LLC (99%)	—	Delaware
HCPI/Kansas Limited Partnership (97%)	—	Delaware
HCPI/Little Rock Limited Partnership (97%)	—	Delaware
HCPI/Tennessee, LLC (89.89%)	10	Delaware
HCPI Trust	—	Maryland
HCP Birmingham Portfolio, LLC (85%)	—	Delaware
HCPI/Utah, LLC (73.50%)	—	Delaware
HCPI/Utah II, LLC (70.45%)	11	Delaware
Louisiana-Two Associates, LLC (80%)	—	California
Ocean Acquisition 1, Inc.	185	Maryland
HCP Partners, LP	—	Delaware
S-H Twenty-One OpCo Ventures, LLC (90%)	21	Delaware
S-H Twenty-One PropCo Ventures, LLC (90%)	16	Delaware
SJH Medical Office Partners, Ltd. (97.18%)	—	Texas
Marion MOB Partners, L.P. (70%)	—	Illinois
Lexington MOB Partners, Ltd. (75.33%)	—	Florida
Parker MOB Owners LLC (72.32%)	—	Delaware
Texarkana Partners Limited (57.07%)	—	Texas
S-H 2014 OpCo TRS, Inc.	—	Delaware
S-H Forty-Nine OpCo Ventures, LLC (80%)	48	Delaware
S-H Forty-Nine PropCo Ventues, LLC (80%)	18	Delaware
Statesboro Associates, LLC (80%)	—	California
Texas HCP, Inc.	8	Maryland
Ft. Worth-Cal Associates, LLC (80%)	—	California

Unconsolidated Subsidiaries	Number of Omitted Subsidiaries	Organized Under Laws of
CCRC OpCo Ventures, LLC (49%)	14	Delaware
CCRC PropCo Ventures, LLC (49%)	13	Delaware
Edgewood Assisted Living Center, LLC (45%)	—	Michigan
Horizon Bay Hyde Park Equity Owner, LLC (72%)	1	Delaware
HCP Ventures IV, LLC (20%)	82	Delaware
HCP Ventures III, LLC (30%)	14	Delaware
Seminole Shores Living Center, L.L.C. (50%)	—	Michigan
Suburban Properties LLC (66.67%)	—	Kentucky
Britannia Biotech Gateway Limited Partnership (55%)	—	Delaware
LASDK Limited Partnership (62.5%)	—	Delaware
Torrey Pines Science Center Limited Partnership (50%)	—	Delaware
HCR ManorCare, Inc. (9.48%)	—	Delaware